                                                                    EXHIBIT 3.75

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 01/22/1997
                                                          971021137 - 2708859

                          CERTIFICATE OF INCORPORATION

                                       OF

                         HAYES WHEELS AFTERMARKET, INC.

         1.       The name of the corporation is

                         HAYES WHEELS AFTERMARKET, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00).

         5. The name and mailing address of the incorporator is as follows:

                  Daniel M. Sandberg
                  38481 Huron River
                  Drive Romulus, MI 48174

         6.       The corporation is to have perpetual existence.

         7. The incorporator hereby appoints the following individuals as directors of the corporation until their successors are elected and qualified:

                  Ranco Cucuz
                  Daniel M. Sandberg
                  William D. Shovers

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         9. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of December, 1996.

                                        /s/ Daniel M. Sandberg
                                        ----------------------------------------
                                        Daniel M. Sandberg

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/09/1998
   981050096 - 2708859

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HAYES WHEELS AFTERMARKET, INC.

         HAYES WHEELS AFTERMARKET, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on January 22, 1997, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HAYES LEMMERZ AFTERMARKET, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 7th day of January, 1998 by duly authorized officers of the Corporation.

                                        HAYES WHEELS AFTERMARKET, INC.

                                        By: /s/ William D. Shovers
                                            ------------------------------------
                                            Name:  William D. Shovers
                                            Title: Vice President - Finance

ATTEST:

By: /s/ Kelly L. Williams
    -----------------------------
    Name:  Kelly L. Williams
    Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        HAYES LEMMERZ AFTERMARKET, INC.

         HAYES LEMMERZ AFTERMARKET, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on January 22, 1997, with the Secretary of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the corporation is HAYES LEMMERZ INTERNATIONAL IMPORT, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 16th day of July, 1999 by duly authorized officers of the Corporation.

                                        HAYES LEMMERZ AFTERMARKET, INC.

                                        By: /s/ William D. Shovers
                                            ------------------------------------
                                            Name:  William D. Shovers
                                            Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ------------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 07/21/1999
                                                          991302235 - 2708859